EXHIBIT A
                                       CSW International, Inc.
                                    Investments in Project Parents
                               For the Quarter Ended December 31, 1998
                                             (thousands)


                                                Project                Wholly Owned
            Facility                            Parent                Subsidiary Of                  Description       Investment
---------------------------------       ------------------------   ----------------------------  ---------------------- -----------


Energia Internacional de CSW de S.A.    CSW International, Inc.     Central and South West Corp   Early Adoption of     $ (2,733)
                                                                                                    SOP 98-5
Empresa de Electricidade Vale de        CSW Vale, LLC               CSW International, Inc.       Amortization of            (78)
   Paranapenema S.A.                                                                                Development Costs
South Coast Power Limited               CSWI Europe                 CSW International, Inc.       Investment / Devel-      4,082
                                                                                                    opment Costs